Exhibit 4.f

                                   ADDENDUM
                        TO EQUIPMENT TRUST CERTIFICATE
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)
                                   SERIES A


                                                              February 26, 1998


         The above-described Certificate shall be deemed amended as follows:

               1. References in the first paragraph of the Certificate to the date of the Certificate shall be deemed to be references to the date of this Addendum.

               2. The phrase "limited in aggregate initial principal amount to $60,892,000 consisting" following the second parenthetical in the sixth paragraph of the Certificate shall be deemed replaced with the phrase "the aggregate principal amount of which consists".

               3. The table set forth in the sixth paragraph of the Certificate shall be deemed to read as follows:

                                       Aggregate
 Series           Maturity          Principal Amount      Interest Rate
---------    ------------------    ------------------    ---------------
    A         January 15, 2017        $36,665,000             7.50%
    B         January 15, 2018        $13,616,000             7.52%
    C         January 15, 2014        $13,144,000             7.65%

               4. Schedule I to the Certificate shall be deemed replaced by the
         Schedule I attached hereto.

               5. All capitalized terms used herein shall have the respective meanings assigned thereto in Schedule II to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997.

               6. Except as amended hereby, the Certificate shall remain unmodified and in full force and effect and is hereby ratified and confirmed.


               7. THIS ADDENDUM IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         IN WITNESS WHEREOF, the Owner Trustee has caused this Addendum to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated: February 26, 1998   STATE STREET BANK AND TRUST
                           COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity,
                           but solely as Owner Trustee


                           By: _______________________________
                                  Name: Paul D. Allen
                                  Title: Vice President


                       AUTHENTICATION AND ACKNOWLEDGMENT


Dated: February 26, 1998   FIRST SECURITY BANK,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity
                           but as Indenture Trustee, Pass Through Trustee and Subordination Agent


                           By: _______________________________
                                  Name: Greg A. Hawley
                                  Title: Vice President


                                   ADDENDUM
                        TO EQUIPMENT TRUST CERTIFICATE
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)
                                   SERIES B


                                                              February 26, 1998


         The above-described Certificate shall be deemed amended as follows:

               1. References in the first paragraph of the Certificate to the date of the Certificate shall be deemed to be references to the date of this Addendum.

               2. The phrase "limited in aggregate initial principal amount to $60,892,000 consisting" following the second parenthetical in the sixth paragraph of the Certificate shall be deemed replaced with the phrase "the aggregate principal amount of which consists".

               3. The table set forth in the sixth paragraph of the Certificate shall be deemed to read as follows:

                                       Aggregate
 Series           Maturity          Principal Amount      Interest Rate
---------    ------------------    ------------------    ---------------
    A         January 15, 2017        $36,665,000             7.50%
    B         January 15, 2018        $13,616,000             7.52%
    C         January 15, 2014        $13,144,000             7.65%

               4. Schedule I to the Certificate shall be deemed replaced by the
         Schedule I attached hereto.

               5. All capitalized terms used herein shall have the respective meanings assigned thereto in Schedule II to the Trust Indenture and Security Agreement (Federal Express Corporation Trust No. N584FE) dated as of May 1, 1997.

               6. Except as amended hereby, the Certificate shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

               7. THIS ADDENDUM IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         IN WITNESS WHEREOF, the Owner Trustee has caused this Addendum to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated: February 26, 1998   STATE STREET BANK AND TRUST
                           COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity,
                           but solely as Owner Trustee


                           By: _______________________________
                                  Name: Paul D. Allen
                                  Title: Vice President


                       AUTHENTICATION AND ACKNOWLEDGMENT


Dated: February 26, 1998   FIRST SECURITY BANK,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity
                           but as Indenture Trustee, Pass Through Trustee and Subordination Agent


                           By: _______________________________
                                  Name: Greg A. Hawley
                                  Title: Vice President


                                   ADDENDUM
                        TO EQUIPMENT TRUST CERTIFICATE
                (FEDERAL EXPRESS CORPORATION TRUST NO. N584FE)
                                   SERIES C


                                                              February 26, 1998


         The above-described Certificate shall be deemed amended as follows:

               1. The face amount of the Certificate shall be $13,144,000 (Thirteen Million, One Hundred Forty-Four Thousand Dollars).

               2. References in the first paragraph of the Certificate to the date of the Certificate shall be deemed to be references to the date of this Addendum.

               3. The phrase "limited in aggregate initial principal amount to $60,892,000 consisting" following the second parenthetical in the sixth paragraph of the Certificate shall be deemed replaced with the phrase "the aggregate principal amount of which consists".

                                       Aggregate
 Series           Maturity          Principal Amount      Interest Rate
---------    ------------------    ------------------    ---------------
    A         January 15, 2017        $36,665,000             7.50%
    B         January 15, 2018        $13,616,000             7.52%
    C         January 15, 2014        $13,144,000             7.65%

               5. Schedule I to the Certificate shall be deemed replaced by the
         Schedule I attached hereto.

               6. All capitalized terms used herein shall have the respective meanings assigned thereto in Schedule II to the Trust .

               7. Except as amended hereby, the Certificate shall remain unmodified and in full force and effect and is hereby ratified and confirmed.

               8. THIS ADDENDUM IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         IN WITNESS WHEREOF, the Owner Trustee has caused this Addendum to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated: February 26, 1998   STATE STREET BANK AND TRUST
                           COMPANY OF CONNECTICUT,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity,
                           but solely as Owner Trustee


                           By: _______________________________
                                  Name: Paul D. Allen
                                  Title: Vice President


                       AUTHENTICATION AND ACKNOWLEDGMENT


Dated: February 26, 1998   FIRST SECURITY BANK,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity
                           but as Indenture Trustee, Pass Through Trustee and Subordination Agent


                           By: _______________________________
                                  Name: Greg A. Hawley
                                  Title: Vice President